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                                                                     EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 2000 incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements File No. 2-97934, No. 33-11415, No. 33-42974, No. 33-50723, No. 33-58633 and No. 333-11501 No.
333-48957, No. 333-68289 and No. 333-69087. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.


                    /s/ Arthur Andersen LLP


Chicago, Illinois
March 27, 2000